Supplement to Prospectus Dated January 6, 2003	Filed Pursuant to Rule 424(b)(3) Commission File No. 333-102166

EXHIBIT A

REINVESTMENT OF DISTRIBUTIONS

Distribution Record Date	Distribution Payment Date

February 15, 2005	February 28, 2005
May 16, 2005	May 31, 2005
August 16, 2005	August 31, 2005
November 16, 2005	November 30, 2005
February 15, 2006	February 28, 2006
May 16, 2006	May 31, 2006
August 16, 2006	August 31, 2006
November 15, 2006	November 30, 2006

OPTIONAL CASH PAYMENTS*

2005 Investment Dates	2006 Investment Dates

January 14, 2005	January 17, 2006
January 31, 2005	January 31, 2006
February 15, 2005	February 15, 2006
February 28, 2005	February 28, 2006
March 15, 2005	March 15, 2006
March 31, 2005	March 31, 2006
April 15, 2005	April 13, 2006
April 29, 2005	April 28, 2006
May 16, 2005	May 15, 2006
May 31, 2005	May 31, 2006
June 15, 2005	June 15, 2006
June 30, 2005	June 30, 2006
July 15, 2005	July 14, 2006
July 29, 2005	July 31, 2006
August 15, 2005	August 15, 2006
August 31, 2005	August 31, 2006
September 15, 2005	September 15, 2006
September 30, 2005	September 29, 2006
October 14, 2005	October 16, 2006
October 31, 2005	October 31, 2006
November 15, 2005	November 15, 2006
November 30, 2005	November 30, 2006
December 15, 2005	December 15, 2006
December 30, 2005	December 29, 2006

*	If investing by mail, the agent must receive the check at least two business days prior to the desired investment date. If investing online, participants should refer to their confirmation page for the next eligible investment date for online purchases.

A-1

EXHIBIT B**

	Waiver Cash Payment	Investment Period	Investment Period
Threshold Set Date	Due Date	Commencement Date	Conclusion Date

January 11, 2005	January 13, 2005	January 14, 2005	January 31, 2005
February 8, 2005	February 10, 2005	February 11, 2005	February 28, 2005
March 11, 2005	March 15, 2005	March 16, 2005	March 31, 2005
April 12, 2005	April 14, 2005	April 15, 2005	April 29, 2005
May 11, 2005	May 13, 2005	May 16, 2005	May 31, 2005
June 13, 2005	June 15, 2005	June 16, 2005	June 30, 2005
July 12, 2005	July 14, 2005	July 15, 2005	July 29, 2005
August 14, 2005	August 16, 2005	August 17, 2005	August 31, 2005
September 13, 2005	September 15, 2005	September 16, 2005	September 30, 2005
October 12, 2005	October 14, 2005	October 17, 2005	October 31, 2005
November 10, 2005	November 14, 2005	November 15, 2005	November 30, 2005
December 12, 2005	December 14, 2005	December 15, 2005	December 30, 2005
January 31, 2006	January 31, 2006	January 17, 2006	January 31, 2006
February 8, 2006	February 10, 2006	February 13, 2006	February 28, 2006
March 14, 2006	March 16, 2006	March 17, 2006	March 31, 2006
April 10, 2006	April 12, 2006	April 13, 2006	April 28, 2006
May 11, 2006	May 15, 2006	May 16, 2006	May 31, 2006
June 13, 2006	June 15, 2006	June 16, 2006	June 30, 2006
July 12, 2006	July 14, 2006	July 17, 2006	July 31, 2006
August 14, 2006	August 16, 2006	August 17, 2006	August 31, 2006
September 12, 2006	September 14, 2006	September 15, 2006	September 29, 2006
October 12, 2006	October 16, 2006	October 17, 2006	October 31, 2006
November 10, 2006	November 14, 2006	November 15, 2006	November 30, 2006
December 11, 2006	December 13, 2006	December 14, 2006	December 29, 2006

**	Applicable only to purchases in excess of $10,000, subject to the waiver guidelines outlined in the plan prospectus.

B-1